Exhibit 10.6

                      STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made and entered into this 20th day of December, 1998, by and between Aureus Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Utah, Richard Stout ("Stout"), an individual residing in Orem, Utah , and James K. Phillips ("Phillips") and Alan Fine ("Fine"), individuals residing in Orem, Utah.

                               RECITALS

     The Corporation is currently authorized by its board of directors to have 2 million shares of its common stock issued. The Corporation currently has 1,352,862 shares of its common stock issued to shareholders, 600,000 of which shares are held by Stout. Stout desires to sell, and the Corporation desires to purchase
282,600 of such shares of common stock held by Stout (the "Stout Stock"), which shall leave Stout in possession of a total of 317,400 outstanding shares of Corporation common stock. Stout desires to sell the Stout Stock, and The Corporation is willing to repurchase the Stout Stock back from Stout for the purchase price of $110,000.00.
     Phillips and Fine desire to purchase 450,000 shares of original issue (not Stout stock) common stock from the Corporation and the Corporation desires to issue such additional shares of its stock to Phillips and Fine pursuant to the terms of this Stock Purchase Agreement and those certain financial accommodations as set forth herein.
     Now, therefore, in consideration of the premises, their mutual covenants and promises, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties agree as follows:

                             Section One
                       Purchase of Stout Stock

     Stout hereby agrees to sell, and the Corporation hereto agrees to buy 432,600 shares of the common stock of the Corporation for the total price of ONE HUNDRED TEN THOUSAND DOLLARS ($110,000.00, hereafter referred to as the "Stout Purchase Price"), payable at the rate of $5,000.00 per month, commencing no later than two years from the date of this Agreement, or earlier as determined by the Corporation's board of directors. Once the monthly payments of $5,000,00 are commenced by the Corporation to Stout, such monthly payments shall continue to be made to Stout on the same day of each successive month thereafter until the entire balance of the Stout Purchase Price has been paid in full. In the event any such monthly payment to Stout is not paid timely, Stout agrees to provide a written Notice of Default to the Corporation, whereupon the Corporation shall have forth-five (45) calendar days within which to cure such default and make the missed monthly payment. Stout agrees, upon the execution of this Agreement and approval of the transfer by the directors of the Corporation, to immediately transfer the stock certificate(s) evidencing the Stout Stock to the Corporation, and to relinquish all incidents of ownership, including voting rights, with respect to the Stout Stock. The Corporation's obligation to pay the Purchase Price shall be evidenced by a Promissory Note issued by the Corporation in favor of Stout. Stout hereby warrants that the Stout Stock now stands in Stout's name on the books of the Corporation, and that any and all assessments to date are paid on the shares.

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                             Section Two
          Sale of The Corporation Stock to Phillips and Fine

     For and in consideration of the financial accommodations and consideration set forth below, and subject to the approval of the Corporation's board of directors, the Corporation hereby agrees to transfer a total of 450,000 shares of its common stock to Phillips and Fine, with 225,000 shares of such common stock to be held in the name of each person, respectively. The consideration for the sale of the Corporation's common stock to Phillips and Fine is as follows:
     1. Payment of $100,000. . Phillips and Fine shall, upon execution of this Agreement, pay the total sum of $100,000.00 to the Corporation to be held and used by the Corporation as working capital. (the parties hereby acknowledge and agree that prior to the date of the execution of this Agreement, Phillips and Fine have already paid a total of $50,000.00 to the Corporation toward the total sum of $100,000.00 to be paid by them under this paragraph 1.)
     2. Personal Guaranty of $170,000 Primary Line of Credit. In order to facilitate the issuance of a new line of credit, Phillips and Fine hereby agree to personally guarantee the Corporation's payment of a maximum of $170,000.00 on a line of credit (the "Primary Line of Credit") issued by Zions First National Bank, or such other bank as the Corporation may choose, in favor of the Corporation and secured by accounts receivable of the Corporation, or such other corporation assets as the Corporation may approve. The Primary Line of Credit is to be repaid by the Corporation in its ordinary course of business, and pursuant to the terms of such line of credit as established between the Corporation and the issuing bank. Under no circumstances shall the combined personal liability of Phillips and Fine under their personal guaranty of the Primary Line of Credit exceed the maximum, combined amount of $170,000.00 including principal, interest and legal cost, if any.
     3. Additional Payroll Line of Credit for $100,000.00. Phillips and Fine further agree to provided an additional line of credit in the total principal amount of $100,000.00 (the "Payroll Line of Credit") to the Corporation. This additional Payroll Line of Credit is to be used exclusively and solely, on a emergency basis as may be needed by the Corporation, in order to insure the timely payment of the monthly payroll obligation of the Corporation. At such time as the Corporation itself has the financial ability to arrange for a line of credit for this purpose, as determined by its board of directors, the Corporation agrees to take out its own emergency payroll line of direct and to allow the Payroll Line of Credit established by Phillips and Fine to be closed.

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                            Section Three
                      Full Disclosure to Buyers

     The Corporation and Stout each hereby represent and warrant that they have fully disclosed the current financial condition of the Corporation to Phillips and Fine, including but not limited a complete listing of the identity and amount of all obligations owed by the Corporation to each of its creditors or obligations or promises made by the Corporation or Stout to other third parties such as potential shareholders or investors. The Corporation and Stout further represent and warrant that Phillips and Fine have been given the right to examine and audit the complete financial books and records of the Corporation to their satisfaction, prior to purchasing the shares of Corporation stock described in this Agreement. In the event it is determined that Stout and the Corporation have not complied with the disclosure provisions of this Section, and that there exist liabilities or obligations, financial or otherwise, of the Corporation to creditors or other third parties which were not fully disclosed to Phillips and Fine Stout agrees that he shall personally be liable for, and shall idemnify and hold Phillips, Fine, and the Corporation harmless from, the full and complete payments so any such undisclosed liabilities and satisfaction of other obligation, as well as any and all legal expenses and fees which may be incurred by Phillips, Fine, or the Corporation in connection with such undisclosed liabilities or obligations.

                             Section Four
                      Aureus Board of Directors

     Stout shall continue to his current capacity as a member of the board of directors of the Corporation for the remainder of his term as established by the Corporation's Bylaws. Phillips and Fine shall each also serve as members of the Corporation's Board of Directors, effective as the date of the execution of this Agreement.

                             Section Five
                          Officers of Aureus

     Effective as of the date of execution of this Agreement, Stout shall serve as President of the Corporation, and shall be paid an annual salary of $112,000.00 by the Corporation for such service.
The terms and conditions of Stout's employment shall be evidenced by an Employment Agreement to be executed together with this Agreement.
     Effective as of the date of the execution of this Agreement, Phillips shall serve as the Chief Executive Officer and Chairman of the Board of Directors of the Corporation. Phillips shall be paid the annual salary of $21,600 for such services, with the level of such compensation to be adjusted in the future as deemed necessary and appropriate by the Board of Directors of the Corporation. Among his corporate responsibilities, Phillips shall be responsible to supervise a full-time Chief Financial Officer/Chief Operating
Officer to manage the daily operations and finances of the Corporation.

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                             Section Six
                           Entire Agreement

     This Agreement constitutes the entire agreement between the parties and supercedes any prior written or oral understandings, agreements, or conditions. No change, modification, amendment or additional hereto shall be valid unless it is in writing and signed by the party against whom enforcement of any such change, modification, amendment or addition is assigned. The terms of this Agreement shall survive the transfer of the Stout Stock to the Corporation and the transfer of stock of the Corporation to Phillips and Fine.

                            Section Seven
                      Parties Bound; Assignment

     All covenants, agreements, representations, and warranties set forth in this Agreement are binding on and inure to the benefit of the successors and assigns of the parties. Due to the personal nature of the rights and obligations dealt with in this Agreement , the parties cannot assign this Agreement or any of their rights under this Agreement except by operation of law to their personal representatives or heirs in the event of their death, incapacity, or dissolution, as the case may be, in which case this Agreement and all of the parties' obligations and benefits hereunder will be binding on and inure to the benefit of the party's personal representatives, heirs and successors.

                            Section Eight
                            Governing Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

                             Section Nine
                       Legal Fees and Expenses

     In the event that any legal action is filed in relation to this Agreement, the prevailing party in the action or any related settlement, arbitration or mediation shall be entitled to recover from the other party all legal expenses incurred, including but not limited to a reasonable attorney's fee, in addition to all other recovery and relief.

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     DATED this 20 day of December, 1998




                                   AUREUS-CORPORATION

                                   By: /s/ Richard Stout
                                   ----------------------
                                   Its: President

                                   /s/ Richard Stout
                                   ----------------------
                                   Richard Stout

                                   /s/ James K. Phillips
                                   ----------------------
                                   James K. Phillips

                                   /s/ Alan Fine
                                   ----------------------
                            					     Alan Fine

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